Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

14817 Oak Lane
Miami Lakes, FL 33016

April 2, 2012

Dear Stockholder:

        We cordially invite you to attend BankUnited, Inc.'s Annual Meeting of Stockholders. The meeting will be held on May 9, 2012, at 10:00 a.m., Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, 38th Floor, New York, New York 10036.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

        Thank you for your support of BankUnited, Inc.

Sincerely,
John A. Kanas Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Eastern Time, on May 9, 2012
Place	Offices of Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square, 38th floor New York, New York 10036
Items of Business

Proposal No. 1:    To elect ten directors identified on the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified.

Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.
Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.
Proposal No. 4: To hold an advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers in the future.
To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on March 26, 2012.
Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 9, 2012. BankUnited, Inc.'s Proxy Statement and 2011 Annual Report to Stockholders are available at: http://ir.bankunited.com.

By Order of the Board of Directors,
April 2, 2012 Miami, Florida	Rajinder P. Singh Chief Operating Officer and Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
Q:	Why am I receiving these materials?	1
Q:	How do I get electronic access to the proxy materials?	1
Q:	What proposals will be voted on at the Annual Meeting?	1
Q:	What is the Board of Directors' voting recommendation?	2
Q:	Who is entitled to vote?	2
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
Q:	How can I vote my shares in person at the Annual Meeting?	3
Q:	What must I do if I want to attend the Annual Meeting in person?	3
Q:	How can I vote my shares without attending the Annual Meeting?	3
Q:	What is the quorum requirement for the Annual Meeting?	3
Q:	What happens if I do not give specific voting instructions?	4
Q:	Which proposals are considered "routine" or "non-routine"?	4
Q:	What is the voting requirement to approve each of the proposals?	4
Q:	What does it mean if I receive more than one proxy or voting instruction card?	5
Q:	Who will count the vote?	5
Q:	Can I revoke my proxy or change my vote?	5
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?	5
Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Q:	Is my vote confidential?	6
Q:	How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?	6
Q:	Where can I find the voting results of the Annual Meeting?	6
PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS		7
PROPOSAL NO. 1 ELECTION OF DIRECTORS		7
Directors Elected Annually		7
Board Nominations		7
Information Regarding the Nominees for Election to the Board of Directors		8
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE		13
Role of Board of Directors		13
Board of Directors Meetings and Attendance		13
Committees of the Board of Directors		14
Risk Management and Oversight		16
Corporate Governance Guidelines, Code of Conduct and Code of Ethics		16
Director Compensation		17
Director Nominating Process and Diversity		18
Communications with the Board of Directors		19
Executive Sessions		19
Attendance at Annual Meeting		20
Compensation Committee Interlocks and Insider Participation		20
Section 16(a) Beneficial Ownership Reporting Compliance		20
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		22
Proposal		22
Report of the Audit Committee		22
Fees Paid to KPMG LLP		23

i

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	23
COMPENSATION DISCUSSION AND ANALYSIS	24
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	38
PROPOSAL NO. 4 ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN THE FUTURE	39
BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK	40
CERTAIN RELATED PARTY RELATIONSHIPS	44
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	48

ii

14817 Oak Lane
Miami Lakes, FL 33016

PROXY STATEMENT

        The Board of Directors (the "Board of Directors") of BankUnited, Inc. (the "Company", "we", "us" or "our") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders to be held on Wednesday, May 9, 2012, at 10:00 a.m., Eastern Time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, 38th Floor, New York, NY 10036. This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders, and the 2011 Annual Report to Stockholders (the "Annual Report") were first mailed on or about April 4, 2012, to stockholders of record as of March 26, 2012 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's Annual Meeting and at any adjournments or postponements thereof. You are receiving this Proxy Statement because you were a BankUnited, Inc. stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the four proposals presented for stockholder action and includes information required to be disclosed to stockholders.

Q:
How do I get electronic access to the proxy materials?

This Proxy Statement and the Company's Annual Report to Stockholders are available on our website at http://ir.bankunited.com. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by so indicating on your proxy card or by contacting Registrar and Transfer Company (i) by mail at 10 Commerce Drive, Cranford, NJ 07016, Attn: Investor Relations Department, (ii) by e-mail at info@rtco.com or (iii) by logging on to IRIS (Investor Relations Inquiry System) at http://www.rtco.com/inv. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are four proposals scheduled to be voted on at the Annual Meeting:

•
To elect ten directors identified on the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified;

•
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012;

•
To hold an advisory vote to approve the compensation of our named executive officers; and

  •
  To hold an advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers in the future.

Q:
What is the Board of Directors' voting recommendation?

A:
The Company's Board of Directors recommends that you vote your shares:

•
"FOR" each of the nominees to the Board of Directors;

•
"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012;

•
"FOR" the approval, on an advisory basis, of the compensation of our named executive officers; and

•
"EVERY THREE YEARS" on the frequency of the advisory stockholder vote to approve the compensation of our named executive officers in the future.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the Record Date, which is the close of business on March 26, 2012, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held for you as the beneficial owner through a broker, bank or other nominee.

On the Record Date, BankUnited, Inc. had approximately 93,958,889 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

Beneficial Owner.    If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
What must I do if I want to attend the Annual Meeting in person?

A:
Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date and admission will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m., Eastern Time. Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual Meeting by voting in one of the following manners:

•
Internet.  Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•
Telephone.  Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•
Mail.  Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 3:00 a.m., Eastern Time, on May 9, 2012.

Q:
What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record.    If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:
Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers in the future (Proposal No. 4) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 3 and 4.

Q:
What is the voting requirement to approve each of the proposals?

Ten directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the ten nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this proposal.

  The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this proposal.

  For the non-binding advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers in the future—every three (3) years, every two (2) years or every (1) year—the alternative receiving the greatest number of votes will be the frequency that the stockholders recommend to the Board of Directors. Abstentions and broker non-votes will have no effect on this proposal.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
A representative of Registrar and Transfer Company will tabulate the votes and act as the inspector of election.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•
providing written notice to the corporate secretary of the Company;

•
delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•
attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
BankUnited, Inc. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, stockholders may write or call the Company's transfer agent at the following address and telephone number:

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
(800) 368-5948

  Stockholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our Annual Report or Proxy Statement if they are currently receiving multiple copies of the Proxy Statement by following the same procedures outlined above.

Q:
Is my vote confidential?

A:
Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Registrar and Transfer Company, the Company's independent transfer agent and registrar, to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Q:
How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, are available to stockholders free of charge on BankUnited, Inc.'s website at http://ir.bankunited.com or by writing to BankUnited, Inc., Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2011 Annual Report to Stockholders, which includes such Form 10-K, accompanies this Proxy Statement.

Q:
Where can I find the voting results of the Annual Meeting?

A:
BankUnited, Inc. will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually

        Our Board of Directors is currently comprised of nine members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. In April 2012, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors increased the number of authorized directors to ten, effective as of the date of the Annual Meeting. BankUnited, Inc.'s directors are elected each year by the stockholders at the Annual Meeting. We do not have a staggered or classified board. Ten directors will be elected at this year's Annual Meeting. Each director's term will last until the 2013 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal.

Board Nominations

        Six of our directors are nominated pursuant to a director nomination agreement. In January 2011, we entered into a director nomination agreement (the "Director Nomination Agreement") with John A. Kanas and certain funds affiliated with The Blackstone Group ("Blackstone"), The Carlyle Group ("Carlyle"), Centerbridge Partners, L.P. ("Centerbridge") and WL Ross & Co. LLC ("WL Ross"), whom we refer to as our Sponsors. The Director Nomination Agreement provides for the rights of our Sponsors and Mr. Kanas to nominate individuals to our Board of Directors. The Director Nomination Agreement was amended and restated in February of 2012 in connection with Blackstone's exchange of a portion of its common stock for shares of non-voting preferred stock ("Preferred Stock") having substantially the same economic rights as its previously held common shares. See "Certain Related Party Relationships—Blackstone Exchange Agreement" below. Pursuant to the agreement, the Sponsors and Mr. Kanas have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the Sponsors and Mr. Kanas as follows:

  •
  so long as Blackstone owns at least 40% of the common stock owned by Blackstone (inclusive of shares of common stock issuable upon conversion of all shares of Preferred Stock) immediately prior to the consummation of our initial public offering in January 2011 (the "IPO"), one individual nominated by Blackstone;

  •
  so long as Carlyle owns at least 40% of the common stock owned by Carlyle immediately prior to the consummation of the IPO, one individual nominated by Carlyle;

  •
  so long as WL Ross owns at least 40% of the common stock owned by WL Ross immediately prior to the consummation of the IPO, one individual nominated by WL Ross;

  •
  so long as Centerbridge owns at least 40% of the common stock owned by Centerbridge immediately prior to the consummation of the IPO, one individual nominated by Centerbridge; and

  •
  so long as Mr. Kanas is our Chief Executive Officer, two individuals (one of which will be Mr. Kanas) nominated by Mr. Kanas.

        In addition, each of Blackstone, Carlyle, WL Ross and Centerbridge has the right to appoint one non-voting observer to attend all meetings of our Board of Directors until such time as such Sponsor ceases to own 5% of our outstanding common stock (inclusive of shares of common stock issuable upon conversion of all shares of Preferred Stock).

        Blackstone's nominee to our Board of Directors is Chinh E. Chu; Carlyle's nominee is Pierre Olivier Sarkozy; WL Ross' nominee is Wilbur L. Ross, Jr.; and Centerbridge's nominee is Lance N. West. Mr. Kanas has nominated himself and John Bohlsen.

        Board candidates are also selected based upon various criteria including their character and reputation, relevant business experience and acumen, and relevant educational background. The Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meetings of stockholders.

Information Regarding the Nominees for Election to the Board of Directors

  Qualifications

        In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing Directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity, and (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards.

        Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. Following the biographical information for each nominee is a description of such nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting, May 9, 2012.

        John A. Kanas, 65, has served on our Board since its inception in May 2009. He has also served as our Chairman, President and Chief Executive Officer since May 2009. Mr. Kanas served as the Chairman of our Executive Committee up until the time the Committee was eliminated in February 2012 as part of its conversion to a national bank. Prior to joining BankUnited, Mr. Kanas was President and Chief Executive Officer of North Fork Bancorporation, Inc. from 1977 until its acquisition by Capital One in December 2006, at which time North Fork was one of the top 25 bank holding companies in the United States. He also served as Chairman of North Fork from 1986 to 2006. In December 2006, he became President of Capital One's banking segment, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Kanas retired from that position in August 2007. Between August 2007 and May 2009, Mr. Kanas was an independent consultant. Mr. Kanas holds a B.A. degree from Long Island University. He is a past president of the New York State Bankers Association. Mr. Kanas was also a member of the NYSE Listed Company Advisory Committee and is currently a member of the board of trustees of Long Island University and Weill Cornell Medical College. In 2005, Mr. Kanas was recognized by "Institutional Investor" as the best regional bank CEO in America. In May 2007, Mr. Kanas received the Woodrow Wilson Award for Corporate Citizenship and was also conferred an Honorary Doctorate of Humane Letters by Dowling College. Mr. Kanas' qualifications to serve on our Board include his 29-year career at North Fork, his extensive experience in the banking industry and his long-standing relationships within the business, political and charitable communities.

        John Bohlsen, 69, has served on our Board since its inception in May 2009. He is also our Vice Chairman and has served as Chief Lending Officer since May 2009. From December 2006 until August 2007, Mr. Bohlsen led the Commercial Banking division for Capital One's banking subsidiary, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Bohlsen was a part of North Fork's management team when they were acquired by Capital One in December 2006. During his tenure at North Fork from January 1986 to December 2006, he served on the board of directors, and became Vice Chairman in 1989. Mr. Bohlsen also served as Chairman of several bank management committees during that time. Between August 2007 and May 2009, Mr. Bohlsen was active in other business activities involving restaurants and other real estate endeavors. He is active in various outside businesses involving real estate and construction, and is president of a restaurant operating company doing business in the New York metropolitan area. Mr. Bohlsen has a B.S. and a M.B.A. from Michigan State University. In addition, he is a veteran of the U.S. Navy, having served as an officer during the Vietnam War. Mr. Bohlsen has served on many professional, academic and community boards and organizations, and he and his family are well known for their philanthropic endeavors. Mr. Bohlsen's qualifications to serve on our Board include his extensive experience in the banking industry and his previous experience serving as a director on the board of a public company.

        P. Oliver Sarkozy, 42, has served on our Board since its inception in May 2009. Since March 2008, Mr. Sarkozy has served as Managing Director of the Carlyle Group, or Carlyle, one of our principal investors, and head of the Carlyle Global Financial Services Partners fund, one of the Carlyle affiliated funds that has invested in us. From January 2003 until March 2008, Mr. Sarkozy was Global Co-Head of the Financial Institutions Group at UBS Investment Bank. Prior to joining UBS, Mr. Sarkozy worked for 11 years at Credit Suisse First Boston, where he was the Managing Director in charge of the Depository Institutions Group. Mr. Sarkozy received his Masters in Medieval History (with Honors) from St. Andrews University in Scotland. Mr. Sarkozy's qualifications to serve on our Board include his extensive experience working with depository institutions and his expertise in structuring bank mergers and acquisitions.

        Wilbur L. Ross, Jr., 74, has served on our Board since its inception in May 2009. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, or WL Ross, a private equity firm and one of our principal investors, a position he has held since April 2000. Mr. Ross is also the managing member of the general partner of WL Ross Group, L.P., which in turn is the managing member of the general partners of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., WLR Recovery Fund III L.P., WLR Recovery Fund IV L.P., Asia Recovery Fund L.P., Asia Recovery Co-Investment Fund L.P., Absolute Recovery Hedge Fund L.P., India Asset Recovery Fund and Japan Real Estate Recovery Fund, a member of the Investment Committee of the Taiyo Funds and the Chairman and Chief Executive Officer of Invesco Private Capital. Mr. Ross is also Chairman of: International Textile Group, Inc., a global, diversified textile provider that produces automotive safety, apparel, government uniform, technical and specialty textiles; Nano-Tex, Inc., a fabric innovations company located in the United States; International Automotive Components Group, S.A., International Automotive Components Group Brazil LLC and International Automotive Components Group North America LLC, global manufacturers of automotive interiors; American Home Mortgage Servicing, Inc. a residential loan origination and servicing company; and DSS Holdings GP Limited, a global shipping company. Additionally, Mr. Ross is a director of Arcelor Mittal N.V.; Assured Guaranty Ltd., a provider of financial guaranty and credit enhancement products; Compagnie Européenne de Wagons SARL in Luxembourg, a European railcar leasing business; Insuratex, Ltd., an insurance company in

Bermuda; Plascar Participacoes SA, a manufacturer of automotive interiors; Air Lease Corporation, an aircraft leasing company; Talmer Bancorp, Inc., a bank holding company; OCM Limited; Ohizumi Manufacturing Company Limited; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry; Sun Bancorp, a bank holding company; and EXCO Resources, Inc., a natural gas and oil exploration, exploitation, development and production company. Until June 2011, Mr. Ross was the Non-Executive Chairman of the board of directors of International Coal Group, Inc. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was previously a director of Mittal Steel Co. N.V. from April 2005 to June 2006, a director of International Steel Group from February 2002 to April 2005, a director of Montpelier Re Holdings Ltd. from 2006 to March 2010, and a director of Syms Corp. from 2000 through 2007, among others. Mr. Ross was also formerly Chairman of the Smithsonian Institution National board and is currently the Chairman of the Japan Society and a board member of the Committee on Capital Markets Regulations, U.S.—India Business Council, the Yale University School of Management and the Harvard Business School Club of New York. He holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University. Mr. Ross' qualifications to serve on our Board include financial services and heavy industry expertise and he is one of the world's most respected investors.

        Chinh E. Chu, 45, has served on our Board since its inception in May 2009. He is a Senior Managing Director in the Blackstone Private Equity Group, or Blackstone, one of our principal investors. Since joining Blackstone in 1990, Mr. Chu has led Blackstone's investments in Stiefel Laboratories, ReAble Therapeutics' acquisition of DJ Orthopedics, Biomet, Catalent Pharma Solutions, Alliant, ReAble Therapeutics, Celanese, Nalco, SunGard Data Systems, Nycomed and LIFFE. He has also been involved in Blackstone's investments in FGIC, Sirius Satellite Radio, StorageApps, Haynes International, Prime Succession/Rose Hills, Interstate Hotels, HFS and Alco Holdings. Mr. Chu is currently a director of Freescale Semconductor Holdings I Ltd, Alliant, Healthmarkets, Catalent Pharma Solutions, SunGard Data Systems, Allied Barton and Bayview, and previously served on the board of directors of DJO Incorporated, Graham Packaging Company Inc., Celanese Corporation. Before joining Blackstone, Mr. Chu worked at Salomon Brothers in the Mergers and Acquisitions Department. Mr. Chu received a B.S. in Finance from the University of Buffalo, where he graduated summa cum laude. Mr. Chu's qualifications to serve on our Board include his significant experience overseeing the business of Blackstone's numerous portfolio companies, including significant public company experience, and his significant financial, investment and strategic business planning experience.

        Lance N. West, 51, has served on our Board since its inception in May 2009. Since May 2006, Mr. West has been a Partner and Senior Managing Director of Centerbridge Partners LP, or Centerbridge, a multi-strategy, private investment management company and one of our principal investors. From January 1999 until May 2006, Mr. West was a Partner and Managing Director at Goldman, Sachs & Co., where he was head of the firm's Principal Finance Group, a proprietary investment platform focusing on a variety of private and public equity and debt investments in the Americas, with a particular emphasis on real estate and financial institutions. Mr. West was a member of Goldman's Asian Special Situations Group and was a member of the Investment Committees for Goldman's American Special Situations and Specialty Lending Groups. From January 1992 until January 1999, Mr. West served as Chairman and CEO of Greenthal Realty Partners LP and GRP Financial in New York, which Mr. West founded as a Resolution Trust Company Standard Asset Management and Disposition Asset Manager providing real estate asset management, special servicing and distressed debt investment management. Prior to founding GRP, Mr. West was an executive vice president with The Charles H. Greenthal Group, Inc., a real estate asset management and investment company, and a member of the technical staff at AT&T Bell Laboratories from 1982 to 1984. Mr. West earned his M.S. in Electrical Engineering from the California Institute of Technology in 1983 and graduated magna cum laude with a B.S. in Electrical Engineering from Tufts University in 1982.

Mr. West is a member of the board of overseers of Tufts University, and a member of the Chair's Council for the Humanities and Social Sciences division at the California Institute of Technology. Mr. West's qualifications to serve on our Board include his extensive financial and investment experience as well as his real estate experience.

        Richard LeFrak, 66, has served on our Board since its inception in May 2009. He also serves as the Chairman of our Compensation Committee. Mr. LeFrak is currently the Chairman and CEO of the LeFrak Organization, a privately held real estate and development company. He joined the LeFrak Organization in 1968, was appointed its President in 1975, and was elected Chairman of its board of directors and CEO in 2003. Mr. LeFrak serves on the board of a number of organizations, including the board of trustees of Amherst College, and the board of trustees of the Prostate Cancer Foundation. He also has served as a member of the board of trustees of the American Museum of Natural History, the board of trustees of the Trinity School, and as a Member of the New York State Banking board. Mr. LeFrak also presides over the LeFrak Foundation, a private philanthropy whose mission encompasses a broad, but focused agenda, including the support of charitable organizations, institutions of higher learning, hospitals, research facilities and cultural programs that sustain and encourage literary, performing and visual arts. Mr. LeFrak graduated cum laude from Amherst College in 1967, and went on to study law at Columbia University, from which he received his J.D. in 1970. In 1998, Mr. LeFrak received an Honorary Doctorate Degree from Amherst College. Mr. LeFrak's qualifications to serve on our Board include his over 40 years of experience in the development, rehabilitation and marketing of real estate as well as his long-standing relationships within the business, political and charitable communities.

        Sue M. Cobb, Ambassador of the United States, ret., 74, has served on our Board since January 2010. Since February 2007, Ambassador Cobb has been engaged in private sector business activities with Cobb Partners, Inc., a privately held Florida-based investment firm. From September 2001 to February 2005, she served as the United States Ambassador to Jamaica. Ambassador Cobb was Secretary of State of Florida from December 2005 to January 2007. From 2002 to 2008, Ambassador Cobb was engaged at the U.S. Department of State's Leadership and Management School as co-chair of periodic mandatory seminars for newly designated U.S. ambassadors. Ambassador Cobb served seven years as chair of the board of the Federal Reserve Bank, Miami Branch. She was the founding partner of the Public Finance Department of the Greenberg Traurig law firm where she practiced as a public finance attorney. She currently sits on the board of directors of the Durango Mountain Resort and Kirkwood Associates Inc., both private resort development companies. Ambassador Cobb is President of the American Friends of Jamaica, a New York-based charitable institution, and President of Miami-based Cobb Family Foundation. She is an active member of the Center for Strategic and International Studies, The Council of American Ambassadors, and the Council on Foreign Relations. Ambassador Cobb has also been an officer and director of many civic and charitable organizations and has received numerous awards including national honors from the nations of Jamaica and Iceland. Previously, she has been the University of Miami Alumnus of the year, the Red Cross Humanitarian of the Year and the Silver Medallion Awardee from the National Conference of Christians and Jews for contributions to civic causes and humanity. Ambassador Cobb received a B.A. from Stanford University and a J.D. from the University of Miami School of Law. Ambassador Cobb's qualifications to serve on our Board include her broad and diverse background in leadership and management, including experience with public companies as the Audit Committee Chair of the LNR Property Corporation, a public real estate investment, finance and management company.

        Eugene F. DeMark, 64, has served on our Board since September 2010. From June 1969 until his retirement in October 2009, Mr. DeMark worked for KPMG LLP, a global professional services firm. Mr. DeMark served as the Advisory Northeast Area Managing Partner at KPMG LLP from October 2005 until his retirement. Since his retirement, Mr. DeMark has been an independent consultant. Starting in January 2010, Mr. DeMark has advised our Audit and Compensation Committees. In

January 2012, Mr. DeMark joined the board of directors and audit committee of 1-800-FLOWERS.COM, Inc., a leading florist and gift shop. Between 1988 and 2001, Mr. DeMark had been the Northeast Area Managing Partner of the Information, Communications and Entertainment Practice and the KPMG's Long Island Office Managing Partner. During his career at KPMG, Mr. DeMark has had responsibilities to lead a number of specialized practices in Banking, High Technology, Media and Entertainment and Aerospace and Defense. He joined the Firm in 1969 and was elected to its partnership in 1979. On special assignments, he worked on the research staff of the Commission on Auditor's Responsibilities, the predecessor to the Treadway Commission, formed to assess increases in fraudulent financial reporting. Mr. DeMark also developed the firm's first study guide on SEC reporting. Mr. DeMark holds a B.B.A. degree from Hofstra University and is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. Mr. DeMark has served as chairman of the Long Island chapter of multiple sclerosis, president of the Nassau County council of the Boy Scouts of America and Northeast Regional board member of the of the National organization, president of the Nassau Chapter of the National Association of Accountants, Treasurer of the New Long Island Partnership and chairman of the Economic Development Task Force—Project Long Island. Mr. DeMark also was active in the United Way on Long Island and New York and served on its board of directors and chaired the nominating committee. Mr. DeMark's qualifications to serve on our Board include his 40 years of financial experience at KPMG LLP, including 35 years in various positions in the firm's audit practice.

        Thomas O'Brien, 61, was first nominated to our Board in March 2012. Mr. O'Brien is a 34-year banking veteran and most recently served as President and CEO of State Bank of Long Island/State Bancorp, Inc. from November 2006 to January 2012. Since January 2012 he has served as a post-acquisition transition consultant for Valley National Bancorp which acquired State Bank of Long Island/State Bancorp, Inc. in December of 2011. From 2000 to 2006 Mr. O'Brien was President and CEO of Atlantic Bank of NY and following the acquisition of Atlantic Bank of NY by New York Commercial Bank served as President and CEO during post-closing transition. From 1996 to 2000, Mr. O'Brien was Vice Chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc. From 1977 to 1996, Mr. O'Brien was Chairman, President and CEO of North Side Savings Bank. Mr. O'Brien served as a Director of the Federal Home Loan Bank of New York from 2008 to 2012 and served as Chairman of NY Bankers Association. Mr. O'Brien is currently Trustee and Chairman of the Audit Committee of Prudential Insurance Company of America Mutual Fund Complex, Vice-Chairman of the Board and Chairman of the Finance Committee of Catholic Healthcare System and Catholic Healthcare Foundation, and advisor and Board Member of Flax Trust, Belfast, Northern Ireland. Mr. O'Brien is the immediate Past-President of the Society of the Friendly Sons of Saint Patrick in the City of New York, and is founder and sole benefactor of Galway Bay Foundation, Inc. Mr. O'Brien received a B.A. in Political Science from Niagara University in 1972 and an M.B.A from Iona College in 1982. Mr. O'Brien's qualifications to serve on our Board include his 34 years of banking experience and his deep understanding of financial statements, regulation, compliance and corporate governance.

BANKUNITED, INC.'S BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF THE FOREGOING TEN NOMINEES
TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Role of Board of Directors

        The Company's business and affairs are managed under the direction of the Board of Directors which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors' mission is to maximize long-term stockholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence

        Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with BankUnited, Inc. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with BankUnited, Inc. or its independent registered public accounting firm. In addition to the NYSE's standards for independence, the Board of Directors has adopted additional independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's Web site at http://ir.bankunited.com.

        The Board undertook its annual review of director independence in March 2012. As a result of this review, the Board affirmatively determined that all of the Directors are independent of the Company and its management under the corporate governance standards of the NYSE, with the exception of John A. Kanas and John Bohlsen. Each is considered an inside Director because of his employment as a senior executive of the Company.

Board of Directors Meetings and Attendance

        The Board of Directors held 9 meetings during 2011 and acted by written consent 3 times. All of the directors attended at least 75% of the total of all the meetings of the Board of Directors and Board committees on which they served during 2011.

Board Leadership Structure

        The Board of Directors believes that having a combined Chairman/CEO, a majority of independent directors and independent key board committees provides an effective and appropriate leadership structure for the Company.

        The Company's Corporate Governance Guidelines provide that the Board of Directors will select its Chairman and the Company's CEO in the manner it considers in the best interests of the Company at any given point in time. At this time, the Board of Directors combines the role of Chairman of the Board of Directors and the Company's CEO. The Board of Directors believes that combining the roles of Chairman and CEO fosters unified leadership and direction for the Board of Directors and executive management and allows for alignment and clear accountability in the development and execution of the Company's strategic initiatives and business plans. Mr. Kanas is the director most familiar with the Company's business and industry, and by serving in these dual capacities, he is best situated to effectively identify strategic priorities and lead discussions on key business issues that impact all of the Company's stakeholders. The Board of Directors also considered Mr. Kanas' prior history and performance in serving in these dual capacities, and believes that Mr. Kanas has provided effective leadership and guidance in the pursuit of the Company's strategic objectives during his tenure as the Company's Chairman and CEO.

        Further enhancing the overall independent functioning of the Board of Directors is the fact that the Board of Directors is comprised of over a two-thirds majority of independent directors. The independent directors also review Mr. Kanas' performance in his dual capacities of Chairman and CEO. In addition, the Company's governance structure is strengthened by virtue of each of its Nominating and Corporate Governance, Compensation and Audit committees consisting entirely of independent directors. These committees provide additional independent oversight of management.

        Through the Company's overall governance structure, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors, and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify its leadership structure in the future if it deems it in the best interests of the Company to do so.

Committees of the Board of Directors

        In 2011, the Board of Directors maintained four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

Executive Committee

        The executive committee acts on behalf of our Board between regularly scheduled Board meetings, usually when time is critical. The Executive Committee held 6 meetings during 2011. The members of the committee in 2011 were Messrs. Kanas (Chairman), Bohlsen, Chu, Ross, Sarkozy and West. In February 2012, in connection with our conversion to a bank holding company, we eliminated the Executive Committee.

Audit Committee

        We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"). Our Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The Audit Committee held 10 meetings during 2011. The members of the committee in 2011 were Messrs. DeMark (Chairman) and Ross and Ambassador Cobb, each of whom the Board of Directors has determined qualifies as an "independent" director as defined under the NYSE rules and Rule 10A-3 of the Exchange Act. All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules.

The Board also has determined that Mr. DeMark qualifies as an "audit committee financial expert" as defined by SEC rules. Mr. DeMark's relevant experience includes 40 years with KPMG LLP, including 30 years as a partner. Mr. Demark holds a B.B.A. degree from Hofstra University and is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. In February 2012, in connection with our conversion to a bank holding company, Mr. Ross stepped down and Mr. LeFrak joined the Audit Committee.

Compensation Committee

        Since our inception, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers, the implementation of the BankUnited, Inc. 2009 Stock Option Plan and the 2010 Omnibus Equity Incentive Plan, including the determination of grant amounts, vesting terms and exercise prices. In addition, our Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

        The Compensation Committee held 3 meetings during 2011. The Compensation Committee in 2011 was comprised of Messrs. LeFrak (Chairman), Sarkozy and West and Ambassador Cobb, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. In February 2012, in connection with our conversion to a bank holding company, Messrs. Sarkozy and West stepped down and Mr. DeMark joined the Compensation Committee.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

        The Nominating and Corporate Governance Committee, in consultation with our Chief Executive Officer, also reviews the Company's management succession plans to ensure that an effective succession process is in place and to discuss potential internal successors for both emergency and long-term executive succession. The succession planning activities of the Nominating and Corporate Governance Committee and the Compensation Committee are discussed with the full Board of Directors.

        The Nominating and Corporate Governance Committee held no meetings during fiscal year 2011 but held its first meeting in March 2012 to fulfill its responsibilities relating to the current candidates for directorships. The Nominating and Corporate Governance Committee in 2011 was comprised of Messrs. Ross (Chairman), Chu, Sarkozy and West, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Service. In February 2012, in connection with our conversion to a bank holding company, all members of the Nominating and Corporate Governance Committee stepped down and Ambassador Cobb became the new Chairperson of the committee, and was joined by Messrs. DeMark and LeFrak.

        Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at http://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Risk Management and Oversight

        Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers.

        The Audit Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Audit Committee is primarily responsible for overseeing matters involving the Company's financial and operational risks, and the guidelines, policies and processes for managing such risks, including internal controls. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, reviewing the results of regulatory examinations, and receiving quarterly reports on legal and regulatory matters. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may arise during its regular reviews of the Company's financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.

        Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics

        Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

        We have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).

        The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at http://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

 Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level we require of members of our Board of Directors.

        The following table shows compensation paid, earned or awarded to each of the non-employee members of our Board for 2011.

Director Compensation Tables

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chinh E. Chu	—	—	—	—	—	—	—
Richard S. LeFrak	—	—	—	—	—	—	—
Wilbur L. Ross, Jr.	—	—	—	—	—	—	—
P. Olivier Sarkozy	—	—	—	—	—	—	—
Lance N. West	—	—	—	—	—	—	—
Eugene F. DeMark	100,000	—	—	—	—	—	100,000
Ambassador Sue M. Cobb	50,000	—	—	—	—	—	50,000

        In general, the members of our Board are either investors or agents of investors in our Company and, other than Mr. DeMark and Ambassador Cobb, they do not receive any compensation from us for service on our Board. In 2011, Mr. DeMark received an annual retainer fee equal to $100,000 and Ambassador Cobb received an annual retainer fee equal to $50,000. Mr. Kanas and Mr. Bohlsen are also members of our Board but do not receive any additional compensation for their services on our Board.

        The following table sets forth the compensation for future services expected to be paid annually to our non-employee directors. (Amounts below are annual, based on current agreements.)

Name	Retainer Fees
Chinh E. Chu	—
Ambassador Sue M. Cobb	$100,000
Eugene F. DeMark	$175,000
Richard S. LeFrak	$100,000
Thomas M. O'Brien	$100,000
Wilbur L. Ross, Jr.	—
Pierre Olivier Sarkozy	—
Lance N. West	—

        Directors who are also our employees have not received and will not receive any compensation from us for service on our Board or Board committees.

  Stock-Based Compensation

        On February 15, 2012, Messrs. LeFrak, DeMark and Ambassador Cobb each received a grant of 1,000 shares of restricted common stock. This restricted common stock vests in three substantially equal annual installments commencing February 15, 2013, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to a change in control of the Company.

        On February 24, 2012, Messrs. Chu, Ross, Sarkozy and West each received a grant of 100 shares of common stock.

  Director Expenses

        The Company also reimburses expenses incurred by directors to attend board and committee meetings, educational seminars and other expenses directly related to the Company's business.

Director Nominating Process and Diversity

        The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

        The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meetings of stockholders.

  Candidates Nominated by Stockholders

        The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. Our Corporate Governance Guidelines provide that nominees recommended by stockholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2013 annual meeting may do so by delivering written notice, no earlier than January 9, 2013 and no later than February 8, 2013, of such nominees' names to BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of Common Stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2013 annual meeting of stockholders and at the time of the 2013 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.

        The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the "Nominating Person").

The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the Common Stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the Common Stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2013 annual meeting to nominate the person named in the notice.

        The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

        For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company's Amended and Restated By-Laws.

        No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

        Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls or auditing matters.

Executive Sessions

        The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management and we intend to comply with these requirements going forward. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see "—Communications with the Board of Directors" above.

 Outside Advisors

        Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

Attendance at Annual Meeting

        As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders.

Compensation Committee Interlocks and Insider Participation

        During 2011, our Compensation Committee consisted of Messrs. LeFrak, Sarkozy, West and Ambassador Cobb. In February 2012, Messrs. Sarkozy and West stepped down and Mr. DeMark joined the Compensation Committee. None of them has at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.

        None of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires BankUnited, Inc.'s directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2011.

Executive Officers

        Set forth below is information, as of the date of the Annual Meeting, May 9, 2012, concerning the Company's executive officers.

Name	Age	Position
John A. Kanas	65	Chairman, President and Chief Executive Officer
John Bohlsen	69	Vice Chairman and Chief Lending Officer
Douglas J. Pauls	53	Chief Financial Officer
Rajinder P. Singh	41	Chief Operating Officer
Randy R. Melby	55	Senior Executive Vice President, Chief Risk Officer at BankUnited, National Association ("BankUnited")

        John A. Kanas.    For biographical information regarding Mr. Kanas, see page 8.

        John Bohlsen.    For biographical information regarding Mr. Bohlsen, see page 9.

        Douglas J. Pauls has been our Chief Financial Officer since September 2009. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 up until the acquisition by TD Bank in April 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to April 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the board of trustees of Dickinson College and as a Member of the Committees on Finance, Budget and Audit, and the Campaign Steering Committee.

        Rajinder P. Singh is our Chief Operating Officer and has been with us since our inception in May 2009. Prior to joining us, Mr. Singh led the financial services practice of WL Ross & Co., a private equity firm and investor in BankUnited, from April 2008 to May 2009. From December 2006 through April 2008, Mr. Singh served as Executive Vice President for Capital One's banking segment which includes retail, small business and commercial banking businesses in New York, New Jersey, Connecticut, Louisiana and Texas and a national direct deposit gathering franchise. Mr. Singh was a member of Capital One's Bank Leadership Team and chaired the Deposit Pricing Committee. He also served on Capital One's ALCO and brand board. Previously, Mr. Singh served as Head of Corporate Development and Strategy for North Fork from February 2005 to December 2006. During his tenure, North Fork was acquired by Capital One for $13.2 billion. Prior to joining North Fork in February 2005, Mr. Singh spent nine years at FleetBoston Financial Corporation and last served as Managing Director of Corporate Development and Strategy. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.

        Randy R. Melby joined BankUnited in September 2009 as Executive Vice President, Chief Risk Officer at BankUnited and was promoted to Senior Executive Vice President, Chief Risk Officer in February 2011. Mr. Melby is responsible for enterprise risk oversight, which includes loan review; internal audit; compliance, including BSA and AML; and overall operations and credit risk management. Prior to joining us, Mr. Melby served as Senior Vice President and General Auditor for Washington Mutual/JP Morgan Chase in Seattle from December 2004 to January 2009. Before this, he spent 24 years with Norwest Corporation/Wells Fargo. He held a variety of leadership positions in the internal audit, and commercial loan operations areas. Mr. Melby received a B.S. in accounting and management from the University of North Dakota. Mr. Melby is a member of the Institute of Internal Auditors, graduated with honors from the Pacific Coast School of Banking and is also a graduate of the BAI Graduate School of Bank Operations & Technology.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Audit Committee has appointed KPMG LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2012. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee's appointment of KPMG LLP, which has served as BankUnited, Inc.'s independent registered public accounting firm or independent auditor since 2009. Although BankUnited, Inc. is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2012.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of the directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company's internal control over financial reporting and expressing an opinion on managements' assessment thereof. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's financial statements and the assessment of the Company's internal control over financial reporting.

        The Audit Committee has discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T and has reviewed and discussed KPMG LLP's independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has discussed KPMG LLP's independence from the Company. The Audit Committee also has considered whether KPMG LLP's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

        The Audit Committee meets with the Chief Financial Officer and representatives of KPMG LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The Audit Committee

Eugene DeMark (Chairman)
Richard LeFrak
Ambassador Sue M. Cobb

Fees Paid to KPMG LLP

        The following table sets forth the aggregate fees charged to BankUnited, Inc. by KPMG LLP for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2011 and 2010 and for other services rendered during 2011 and 2010 to BankUnited, Inc. and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2011	2010
Audit Fees	$1,705,000	$1,450,000
Audit-Related Fees	267,500	140,000
Tax Fees	—	—
All Other Fees	$62,500	954,000
Total Fees	$2,035,000	$2,544,000

        Audit fees:    Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company's consolidated financial statements and audit of the Company's internal control over financial reporting.

        Audit-Related Fees:    Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and are not reported under "Audit Fees." These services primarily relate to the audit of the Company's 401(k) plan, attestation services performed to report on the Company's compliance with certain contractual provisions of the Purchase and Assumption Agreement between the Company and the FDIC and attestation services performed with respect to financial data entered into the U.S. Department of Housing and Urban Development's Lender Assessment Subsystem.

        All Other Fees:    Includes the aggregate fees billed by KPMG LLP for professional services performed in connection with the Company's filing of certain registration statements and the related issuance of comfort letters and consents in 2011, and advisory services performed related to accounting and financial reporting consultations on various issues and transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved all of the audit and non-audit services provided to the Company by KPMG LLP in fiscal year 2011.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

        The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our executive officers who appear in the "—Summary Compensation Table" below (referred to collectively throughout this section as our "named executive officers" and with respect to our named executive officers other than Mr. Melby, the "Management Members"). Our named executive officers for the fiscal year ended December 31, 2011 were:

  •
  John A. Kanas, Chairman, President and Chief Executive Officer

  •
  Douglas J. Pauls, Chief Financial Officer

  •
  John Bohlsen, Vice Chairman and Chief Lending Officer

  •
  Rajinder P. Singh, Chief Operating Officer

  •
  Randy R. Melby, Senior Executive Vice President, Chief Risk Officer at BankUnited

Objectives of Our Executive Compensation Program

        Our executive compensation philosophy is primarily based on pay-for-performance. Accordingly, our executive compensation programs are designed to achieve the following objectives:

  •
  Align the interests of our executives with those of our stockholders.  We link a meaningful portion of compensation to the achievement of our long-term goals by rewarding executive officers if and when stockholder value increases. To that end, a significant portion of the compensation awarded to our executives is in the form of equity-based compensation.

  •
  Retain management.  Compensation for executives is designed such that we retain them by having meaningful vesting long-term equity compensation.

  •
  Motivate through ownership.  We believe that the best way to inspire leadership and performance is by distributing ownership in the form of equity-based compensation throughout our ranks and requiring executive management to retain meaningful exposure to our Company's stock.

Setting Executive Compensation

        Our current executive compensation program is largely based on arrangements that were negotiated at the time that our Company was founded. BankUnited, Inc. was organized by a management team led by Messrs. Kanas, Singh, Bohlsen and our former Chief Financial Officer on April 28, 2009. At that time, the founding members of the management team directly negotiated the terms of their compensation with the investors. Mr. Pauls replaced our former Chief Financial Officer, and as a result, Mr. Pauls' compensation components are similar to those provided to our former Chief Financial Officer prior to his departure. The level of Mr. Pauls' compensation was negotiated by him and the Company and was ultimately subject to approval by our Board. Mr. Melby, who is not a founding member of our management team, commenced employment with BankUnited on September 28, 2009 and the terms of his compensation were the product of negotiation between Mr. Melby and BankUnited and was subject to final approval by the Board of BankUnited.

Role of Compensation Committee

        Since our inception, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers, the implementation of the BankUnited, Inc. 2009 Stock Option Plan and 2010 Omnibus Equity Incentive

Plan, including the determination of grant amounts, vesting terms and exercise prices of awards under such plans. In addition, our Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan.

Role of Compensation Consultant

        We have not engaged any compensation consultants. However, we may revisit the use of a compensation consultant in the future.

Risk Oversight

        The Audit Committee of our Board, which is comprised of non-employee directors, is currently responsible for risk oversight within our Company, including with respect to compensation practices. Mr. Melby, Senior Executive Vice President, Chief Risk Officer at BankUnited, is responsible for developing an Enterprise Risk Management framework to identify, manage and mitigate risks across our Company. This framework, which involves ongoing participation and oversight by our Board, captures compensation-related risk amongst various other dimensions of risk. In addition, our Company is a bank holding company subject to ongoing supervision, examination and regulation by the Federal Reserve, including its guidance on compensation practices. We do not believe that our overall compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company.

Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

        The compensation package offered to our executive officers, including our named executive officers, consists of:

  •
  Base salary.  Base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities and other qualifications of that individual that are essential for the specific role the executive serves within our Company, while remaining competitive with the market.

  •
  Discretionary cash bonuses.  Our executives, including our named executive officers, are eligible to receive discretionary cash bonuses as determined by our Board. To date, our Board has not awarded any discretionary cash bonuses to the Management Members and has not established any performance targets for such awards. To the extent that bonuses are awarded to the Management Members in the future, the determination of the amounts of such bonuses will be determined in accordance with the BankUnited, Inc. Policy on Incentive Compensation Arrangements, which provides that bonus amounts are to be based upon the following: overall individual performance, organizational performance, individual contribution to organizational performance, business segment performance, and level of individual responsibilities. Pursuant to his offer letter, Mr. Melby is eligible to receive an annual bonus with a target bonus opportunity equal to $300,000. Mr. Melby is the only one of our named executive officers with a target bonus due to his role as the Chief Risk Officer of BankUnited and our belief that a lesser portion of his overall compensation should be in the form of equity-based compensation and, accordingly, at-risk.

  •
  Long-term equity-based compensation.  In general, we provide a significant portion of the compensation due to our named executive officers in the form of long-term equity-based compensation. We believe that providing compensation that is contingent on our long-term performance and that is at-risk serves to align the long-term interests of our named executive officers with the long-term interests of our stockholders. To date, long-term equity-based compensation has generally been granted to our executives upon commencement of employment. In addition, on March 11, 2011, Mr. Melby was granted 11,000 restricted shares in respect of his performance in the 2010 fiscal year. On December 16, 2011, the Compensation Committee approved a grant of 12,000 restricted shares to Mr. Melby as well as a grant of 100,000 stock options award to each of Messrs. Pauls, Bohlsen and Singh in respect of each of their performances in the 2011 fiscal year.

  •
  Limited perquisites and other benefits.  Our executive officers, including our named executive officers, are eligible to participate in our 401(k) retirement plan and the Management Members are also eligible to participate in our Nonqualified Deferred Compensation Plan. Messrs. Kanas, Pauls, Bohlsen, Singh and Melby receive a car allowance and, in addition, Messrs. Kanas and Bohlsen are provided with a company-paid driver.

Compensation Mix

        Our current compensation package is designed to provide a strong link between the compensation of our executives and the success of our Company and our stockholders generally. The cash components—base salary and discretionary cash bonus compensation—collectively represent what we believe is appropriate pay for expected performance during the year. The equity-based compensation component is designed to encourage high performance by closely aligning an executive's pay with the interests of our stockholders. The allocation between different elements of compensation with respect to our named executive officers has been a product of individual negotiations to date.

Employment Agreements

        We have entered into employment agreements with each of the Management Members. Mr. Melby is not party to an employment agreement and instead his employment is subject to the terms of an offer letter with BankUnited. The employment agreements and offer letter set forth the compensatory terms of each of our named executive officers' employment. For additional information regarding certain provisions of each named executive officer's employment agreement or offer letter, see "—Potential Payments Upon Termination or Change-in-Control."

Base Salary

        We provide our executive officers and other employees with base salary to compensate them for services rendered during the year. We believe that, with respect to our named executive officers, base salary should compensate the executives for their service and performance but that superior contributions and performance should be rewarded by other forms of compensation, including long-term equity-based compensation. The base salary for each of our named executive officers was set in his employment agreement or offer letter when the named executive officer commenced employment with us or BankUnited, as applicable. To date, we have not granted any increase in base salary for any of our named executive officers.

Discretionary Cash Bonuses

        Pursuant to their employment agreements, the Management Members are eligible to receive discretionary cash bonuses, as determined in the sole discretion of our Board. To date, our Board has not awarded cash bonuses to the Management Members and has not established any performance targets for such awards. To the extent that cash bonuses are awarded to the Management Members in the future, the determination of the amounts of such bonuses will be determined in accordance with the BankUnited, Inc. Policy on Incentive Compensation Arrangements, which provides that bonus amounts are to be based upon the past, present, and expected future contributions of an employee or group of employees to the overall success, safety, and soundness of the organization. Factors considered in evaluating those contributions will include, among other things: overall individual performance, organizational performance, individual contribution to organizational performance, business segment performance, and level of individual responsibilities. The BankUnited, Inc. Policy on Incentive Compensation Arrangements is designed to balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risks.

        Pursuant to his offer letter, Mr. Melby is eligible to receive an annual bonus with a target bonus opportunity equal to $300,000. Mr. Melby is the only one of our named executive officers with a target bonus opportunity due to his role as the Chief Risk Officer of BankUnited and our belief that a lesser portion of his compensation should be in the form of equity-based compensation and, accordingly, at-risk due to the responsibilities inherent in his role as Chief Risk Officer. For 2011, Mr. Melby received a bonus of $300,000, equal to his target bonus. The Compensation Committee determined the amount of the bonus after a review of subjective criteria related to Mr. Melby's performance in 2011. No other named executive officer received a discretionary cash bonus for 2011.

Equity-Based Compensation

  Background/LLC Liquidation

        The Management Members previously held equity-based compensation in the form of profits interest units, or PIUs, in BU Financial Holdings LLC (the "LLC"), our parent company prior to the reorganizations consummated in connection with our IPO. The PIUs represented the right of the holder to share in distributions from the LLC after investors had received certain returns on their investment. In connection with the IPO, the LLC was liquidated and the Management Members received a combination of common stock (both shares not subject to vesting schedules and restricted shares that are subject to vesting schedules) and options to purchase common stock (both vested and unvested) as well as certain dividend equivalent rights, in each case, in respect of the vested and unvested PIUs that were then held by the Management Members in the LLC. The shares issuable upon exercise of options are newly issued shares that are issued under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. Mr. Melby did not previously hold PIUs and had instead been awarded stock options to purchase shares of our common stock under the BankUnited, Inc. 2009 Stock Option Plan.

        In respect of the vested PIUs held by each of the Management Members, such individuals received 3,863,491 shares of our common stock that were held by the LLC and fully vested and exercisable options under the 2010 Omnibus Equity Incentive Plan to acquire a total of 3,023,314 shares of our common stock, which options have an exercise price per share equal to the initial public offering price per share in the IPO and will expire on the tenth anniversary of the date of grant, as well as the dividend equivalent rights discussed below.

        In respect of a portion of the unvested PIUs held by each of the Management Members, such individuals received unvested and unexercisable options under the 2010 Omnibus Equity Incentive Plan to acquire a total of 1,511,656 shares of our common stock, which options (i) have an exercise price per share equal to the initial public offering price per share in the IPO, (ii) expire on the tenth anniversary of the date of grant and (iii) vest in accordance with the same time-based vesting schedule as existed for the corresponding time-based PIUs to which the awards relate.

        In respect of a portion of the unvested PIUs held by each of the Management Members, such individuals also received a total of 1,931,745 shares of our common stock held by the LLC that were restricted shares of common stock, which vesting restrictions lapse and cease to exist in accordance with the same time-based vesting schedule as existed for the corresponding time-based PIUs to which the awards relate, as well as the dividend equivalent rights discussed below.

  Stock Options

        In December 2011, the Compensation Committee determined that equity awards should be granted to each Management Member for fully demonstrating all of the key principles under the BankUnited, Inc. Policy on Incentive Compensation Arrangements, including their valuable contribution to the organization, disciplined balance of risk and financial results, exceptional focus on risk management and internal controls and strong corporate governance.

        Through the leadership of the Management Members, our Company achieved the following in 2011:

  •
  Successfully executed our IPO during the first quarter of 2011.

  •
  Enhanced the Company's infrastructure to support the future growth of a healthy institution and comply with new regulatory standards.

  •
  Reached the inflection point of new loan growth exceeding the runoff of the covered loan portfolio. In 2011, our new loan portfolio grew $1.2 billion.

  •
  Shifted the mix of the Company's deposit portfolio, which subsequently improved our cost of deposits, by increasing transaction accounts and reducing our time deposit portfolio. At December 31, 2011, time deposits represented 35% of the total deposit portfolio, compared to 75% at the time of the Acquisition.

  •
  Delivered four quarters of profitability. In 2011, net income was $63.2 million, which reflects the one-time charge of $110.4 million (not deductible for income tax purposes) recorded in conjunction with the IPO.

  •
  Maintained strong asset quality, with non-performing loans to total loans at 0.7%.

        Messrs. Bohlsen, Pauls and Singh were each awarded 100,000 stock options under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. Mr. Kanas, although eligible, abstained from receiving any equity awards. The Compensation Committee determined that the option grants were adequate in keeping the Management Members incentivized and invested in the long-term success, soundness and profitability of the Company.

  Restricted Shares

        Pursuant to his offer letter, Mr. Melby is eligible to receive grants of equity-based compensation. After a review of subjective criteria relative to Mr. Melby's performance and to provide Mr. Melby with continued long-term incentive opportunities, the Compensation Committee granted 11,000 restricted shares to Mr. Melby on March 11, 2011 in respect of his performance in the 2010 fiscal year and 12,000 restricted shares on December 16, 2011 in respect of his performance in the 2011 fiscal year. The restricted shares vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to Mr. Melby's continued service through the applicable vesting dates. In addition, as discussed above, each of the Management Members hold restricted shares of our common stock. The named executive officers are entitled to receive dividend payments in respect of their restricted shares.

  Dividend Equivalent Rights

        In respect of the vested PIUs held by each of the Management Members, such individual received, among other forms of equity, a dividend equivalent right entitling the holder to receive the economic benefit, for a period of ten years following the date of grant, of any dividends paid with respect to our common stock after the IPO as though such holder owned the number of shares of our common stock that would be issuable upon exercise of the vested options received by such holder.

        In respect of the unvested PIUs held by each of the Management Members, such individual received, among other forms of equity, a dividend equivalent right entitling the holder to an aggregate payment from us, at the time the unvested options received by such holder vest in accordance with their terms, in an amount equal to the amount of all dividends that would have been paid in respect of such unvested options after the date of the IPO and prior to such vesting date as though such holder owned the number of shares of our common stock that would be issuable upon the vesting and exercise of such options. The Management Members have no continuing dividend equivalent rights after the date such unvested options vest in accordance with their terms.

Equity Ownership Requirements

        In connection with the formation of our Company, certain of the Management Members were required to invest a portion of their personal assets in our Company. Mr. Kanas invested $23,500,000, Mr. Bohlsen invested $10,000,000 and Mr. Singh invested $1,000,000. Mr. Pauls invested $1,000,000 in our Company in connection with the commencement of his employment. The amounts that the Management Members were initially required to invest vary and each executive's investment amount is in relation to his net worth. Mr. Melby joined BankUnited subsequent to our formation and was not required to invest any of his personal assets in our Company.

        In connection with the IPO and in exchange for the PIUs vesting described above, we adopted a policy to which the Management Members agreed relating to the minimum amount of equity securities that such Management Members must retain for so long as they are employed by us. This policy, which may be waived from time to time by the Compensation Committee, provides that so long as Mr. Kanas is CEO, he will not sell equity if, after giving effect to such sale, his retained equity (including vested and unvested equity, including options) has a value that is less than twelve times his base salary. Additionally, for Messrs. Pauls, Bohlsen and Singh, so long as they are employed and are named executive officers of the Company, they will not sell equity if, after giving effect to such sale, their respective retained equity (including vested and unvested equity, including options) has a value that is less than five times their respective base salary. We believe that requiring members of our senior management to invest and maintain ownership in our Company serves to align their interests with the interests of our stockholders generally.

Tax and Accounting Implications

        Transition provisions under Section 162(m) of the Internal Revenue Code of 1986, as amended, may apply for a period of three years following the consummation of the IPO to certain compensation arrangements that were entered into by a corporation before it was publicly held.

 COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      THE COMPENSATION COMMITTEE

                      Richard S. LeFrak, Chair
                      Eugene F. DeMark
                      Ambassador Sue M. Cobb

 Summary Compensation Table

        The following summary compensation table sets forth the total compensation paid or accrued for the year ended December 31, 2011 to our named executive officers.

Summary Compensation Table for 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(4)	All Other Compensation ($)		Total ($)
John A. Kanas	2011	2,250,000	—	—		—	5,319	183,462	(5)	2,438,781
Chairman, President and	2010	2,250,000	—	131,276	(1)	—	7,139	107,283		2,495,698
Chief Executive Officer	2009	1,377,620	—	35,763,663	(1)	—	238	83,980		37,225,501
Douglas J. Pauls	2011	650,000	—	—		719,000	1,599	44,250	(6)	1,414,849
Chief Financial Officer	2010	650,000	—	10,592	(1)	—	2,044	44,250		706,886
	2009	267,941	—	2,914,076	(1)	—	62	59,521		3,241,600
John Bohlsen	2011	1,250,000	—	—		719,000	2,288	148,058	(7)	2,119,346
Vice Chairman and Chief	2010	1,250,000	—	67,338	(1)	—	3,071	62,283		1,382,692
Lending Officer	2009	765,345	—	18,279,207	(1)	—	102	50,886		19,095,540
Rajinder P. Singh	2011	1,000,000	—	—		719,000	2,288	60,520	(8)	1,781,808
Chief Operating Officer	2010	1,000,000	—	58,448	(1)	—	3,071	55,218		1,116,737
	2009	612,276	—	15,894,969	(1)	—	102	23,302		16,530,649
Randy R. Melby	2011	325,000	300,000	576,270	(2)	—	—	23,025	(9)	1,224,295
Senior Executive Vice	2010	325,000	300,000	—		—	—	37,172		662,172
President, Chief Risk	2009	85,281	75,000	—		73,248	—	10,444		243,973
Officer of BankUnited

(1)
Represents the aggregate value of the PIUs granted to the Management Members in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 16, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2011 Annual Report on Form 10-K filed with the SEC on February 28, 2012.

(2)
Represents the aggregate grant date fair value of restricted shares granted to Mr. Melby in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 16, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2011 Annual Report on Form 10-K filed with the SEC on February 28, 2012.

(3)
Represents the aggregate grant date fair value of the stock options granted to the named executive officers in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 16, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2011 Annual Report on Form 10-K filed with the SEC on February 28, 2012.

(4)
Represents the value of above-market earnings on nonqualified deferred compensation amounts credited with respect to each applicable named executive officer. Pursuant to our Nonqualified Deferred Compensation Plan, amounts deferred thereunder are credited with interest at a rate of 6% per annum. According to IRS guidelines, as of December 2011, interest above 4.66% is considered above market.

(5)
All other compensation for Mr. Kanas includes contributions of $11,025 and $78,975 made by us on Mr. Kanas' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $21,459 for an automobile allowance and $72,003 for a driver allowance.

(6)
All other compensation for Mr. Pauls includes contributions of $11,025 and $18,225 made by us on Mr. Pauls' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, and $15,000 for an automobile allowance.

(7)
All other compensation for Mr. Bohlsen includes contributions of $11,025 and $33,975 made by us on Mr. Bohlsen's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $21,993 for an automobile allowance and $81,065 for a driver allowance.

(8)
All other compensation for Mr. Singh includes contributions of $11,025 and $33,975 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, and $15,520 for an automobile allowance.

(9)
Represents a contribution of $11,025 made by us on Mr. Melby's behalf to our 401(k) plan and $12,000 for an automobile allowance.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2011.

2011 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock #(1)	All Other Option Awards: Number of Securities Underlying Options #(2)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Mr. Kanas	N/A	—	—	—	—
Mr. Pauls	12/16/2011	—	100,000	$22.31	$719,000
Mr. Bohlsen	12/16/2011	—	100,000	$22.31	$719,000
Mr. Singh	12/16/2011	—	100,000	$22.31	$719,000
Mr. Melby	3/11/2011	11,000	—	$28.05	$308,550
	12/16/2011	12,000	—	$22.31	$267,720

(1)
Represents grants of restricted shares granted to Mr. Melby under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. These shares vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to Mr. Melby's continued service through the applicable vesting dates.

(2)
Represents grants of stock options under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. These options vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to each executive's continued service through the applicable vesting dates.

(3)
Represents the grant date fair value of awards determined pursuant to FASB ASC Topic 718, which was $7.19 with respect to the stock options. The exercise price of the stock options is the closing market price of our common stock on December 16, 2011.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of equity awards outstanding on December 31, 2011 for each of our named executive officers:

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested		Market Value of Shares That Have Not Vested(1)
Mr. Kanas	1,855,215	—		$27.00	2/2/2021
	—	371,043	(2)	$27.00	2/2/2021
						474,155	(2)	$10,426,668
Mr. Pauls	151,166	—		$27.00	2/2/2021
	—	30,233	(3)	$27.00	2/2/2021
	—	100,000	(4)	$22.31	12/16/2021
						38,635	(3)	$849,584
Mr. Bohlsen	948,221	—		$27.00	2/2/2021
	—	189,644	(2)	$27.00	2/2/2021
	—	100,000	(4)	$22.31	12/16/2021
						242,346	(2)	$5,329,189
Mr. Singh	824,540	—		$27.00	2/2/2021
	—	164,908	(2)	$27.00	2/2/2021
	—	100,000	(4)	$22.31	12/16/2021
						210,736	(2)	$4,634,085
Mr. Melby	4,867	9,733	(5)	$17.86	3/29/2020
						23,000	(6)	$505,770

(1)
Based on the $21.99 closing price of our common stock on December 30, 2011, the last trading day of the 2011 fiscal year.

(2)
Scheduled to vest on May 21, 2012. Fifty percent of the original award vested on May 21, 2011. Original award was made in connection with the IPO in respect of unvested PIUs held by the individual.

(3)
Scheduled to vest on September 1, 2012. Fifty percent of the original award vested on September 1, 2011. Original award was made in connection with the IPO in respect of unvested PIUs held by the individual.

(4)
Scheduled to vest in three substantially equal installments on each of the first three anniversaries of the December 16, 2011 grant date.

(5)
Fifty percent scheduled to vest on March 29, 2012, and the remaining fifty percent scheduled to vest on March 29, 2013.

(6)
For 11,000 shares, scheduled to vest in three substantially equal installments on each of the first three anniversaries of the March 11, 2011 grant date. For 12,000 shares, scheduled to vest in three equal installments on each of the first three anniversaries of the December 16, 2011 grant date.

Option Exercises and Stock Vested

        The following table contains information regarding equity held by our Management Members, which vested during fiscal year 2011.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Kanas	—	—	1,896,623	$51,256,237
Mr. Pauls	—	—	154,540	$4,025,381
Mr. Bohlsen	—	—	969,385	$26,197,630
Mr. Singh	—	—	842,943	$22,780,535
Mr. Melby	—	—	—	—

(1)
Represents shares vested in connection with our IPO, as well as pursuant to the terms of the restricted stock awards.

(2)
The value is equal to the fair market value of our common stock at the vesting date, multiplied by the number of shares vesting on such date.

Nonqualified Deferred Compensation

        The Management Members are eligible to participate in our Nonqualified Deferred Compensation Plan, which allows each executive the ability to defer compensation in excess of annual IRS limits that are applicable to our qualified 401(k) plan. Mr. Melby does not participate in our Nonqualified Deferred Compensation Plan. Each Management Member is also eligible to receive company matching contributions under the plan. For the 2011 plan year, we contributed an amount equal to one hundred percent of the first one percent plus seventy percent of the next five percent of eligible compensation that the executive elects to defer under the plan. Amounts deferred by the executive are vested at all times and amounts that we contribute on his behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of "Normal Retirement Age" under our 401(k) plan or completion of two years of service. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.

 Nonqualified Deferred Compensation Table for 2011

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Kanas	105,300	78,975	23,859	—	517,752
Mr. Pauls	40,500	18,225	7,173	—	157,396
Mr. Bohlsen	45,300	33,975	10,264	—	222,737
Mr. Singh	45,300	33,975	10,264	—	222,737
Mr. Melby	—	—	—	—	—

(1)
Amounts reflect our contributions to the Nonqualified Deferred Compensation Plan for the applicable named executive officer. These amounts are also reported in the "All Other Compensation" column of "—Summary Compensation Table for 2011."

Potential Payments Upon Termination or Change-in-Control

        Each Management Member's amended and restated employment agreement with BankUnited and new employment agreement with BankUnited, Inc. provide for severance payments and benefits, to the extent applicable, in the event of a termination of employment. The following description of the severance payments and benefits apply generally with respect to each Management Member's amended and restated employment agreement with BankUnited and employment agreement with BankUnited, Inc. except as specifically noted. Mr. Melby's offer letter with BankUnited does not entitle him to severance payments or benefits in the event of a termination of his employment.

        Each Management Member and his dependents are generally entitled to receive continued coverage under the group health plans of BankUnited or BankUnited, Inc., as applicable, at the sole expense of BankUnited or BankUnited, Inc., as applicable, for twenty-four months following his disability or death.

        If the employment of either Mr. Kanas or Mr. Bohlsen is terminated without "cause" or for "good reason" (as each of those terms are defined in the respective employment agreements) (a "Qualifying Termination"), he is entitled to receive:

  •
  two times the difference between (a) the sum of his base salary and any bonus paid to him for the preceding fiscal year and (b) $250,000, minus the present value of any other cash severance benefits, payable within sixty days following his termination; and

  •
  continued coverage under the group health plans of BankUnited or BankUnited, Inc., as applicable, for the Management Member and his dependents until the earlier of twenty-four months from his date of termination, and the date upon which the Management Member becomes eligible for comparable coverage from another employer. If coverage cannot be provided for longer than eighteen months, the Management Member will receive the premium amounts in cash on the first business day of every month.

        If the employment of either Mr. Pauls or Mr. Singh is terminated in a Qualifying Termination, he is entitled to receive:

  •
  two times the sum of his base salary and any bonus paid to him for the preceding fiscal year, minus the present value of any other cash severance benefits, payable within sixty days following his termination; and

  •
  continued coverage under the group health plans of BankUnited or BankUnited, Inc., as applicable, for the Management Member and his dependents until the earlier of twenty-four months from his date of termination, and the date upon which he becomes eligible for comparable coverage from another employer. If coverage cannot be provided for longer than eighteen months, he will receive the premium amounts in cash on the first business day of every month.

        Furthermore, if any compensation paid to a Management Member becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, BankUnited will pay the Management Member an amount equal to half of the amount that would be necessary to put him in the same position as he would have been in had he not been subject to the excise tax. Additionally, payment of the amounts other than the accrued rights are contingent upon the Management Member executing a general release of claims in favor of BankUnited and BankUnited, Inc., as applicable. Each Management Member is subject to non-competition and non-solicitation covenants for eighteen months post-termination. In addition, he is subject to perpetual non-disparagement and confidentiality covenants.

        Pursuant to the terms of each of the Management Member's outstanding stock option and restricted stock awards under the 2010 Omnibus Equity Incentive Plan, the outstanding awards that are currently unvested would be subject to accelerated vesting in the event of death, disability, a Qualifying Termination of Employment or a "change in control" (as defined in the plan). Pursuant to the terms of the BankUnited, Inc. 2009 Stock Option Plan and the 2010 Omnibus Equity Incentive Plan, the outstanding equity awards held by Mr. Melby that are currently unvested would be subject to accelerated vesting in the event of a change in control.

        The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 30, 2011) and calculated using the closing price per share of our common stock on such date ($21.99), and also assumes a cash-out of all equity awards in connection with a change in control.

	Cash Severance ($)	Continued Benefits ($)		Value of Acceleration of Equity ($)	Excise Tax Gross-Up ($)	Total ($)
Mr. Kanas
Death / Disability	—	31,603		10,426,668	—	10,458,271
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	4,000,000	31,603		10,426,668	—	14,708,271
Change in Control	—			10,426,668	—	10,426,668
Mr. Pauls
Death / Disability	—	31,603		849,584	—	881,186
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	1,300,000	31,603		849,584	—	2,181,186
Change in Control	—			849,584	—	849,584
Mr. Bohlsen
Death / Disability	—	—	(1)	5,329,189	—	5,329,189
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	2,000,000	—	(1)	5,329,189	—	7,579,189
Change in Control	—			5,329,189	—	5,329,189
Mr. Singh
Death / Disability	—	27,922		4,634,085	—	4,662,007
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	2,000,000	27,922		4,634,085	—	6,662,007
Change in Control	—			4,634,085	—	4,634,085
Mr. Melby
Change in Control	—	—		545,967	—	545,967

(1)
Mr. Bohlsen presently receives non-BankUnited health benefits. If these benefits are unavailable, the value of his continued benefits would be approximately $31,603.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Exchange Act, the Board of Directors is providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

        As described in more detail under the heading "Compensation Discussion and Analysis—Executive Compensation," we believe that the compensation program for our named executive officers is designed to enhance stockholder value by (i) aligning the interests of our executives with those of our stockholders; (ii) retaining management; and (iii) motivating through ownership. More specifically, we believe that each of the compensation programs that we have developed and implemented satisfies one or more of the following specific objectives:

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies between all business units by aligning rewards with long-term overall Company performance and stockholder value;

  •
  enhance our ability to attract and retain skilled and experienced executive officers;

  •
  align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

  •
  provide rewards commensurate with performance and with competitive market practices.

        For these reasons and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED."

        The vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Compensation Committee will consider, in its discretion, the result of the vote in future compensation decisions for the named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE TO
APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN THE FUTURE

        The stockholders of the Company are entitled to cast an advisory vote at the Annual Meeting to determine how frequently they should consider and cast an advisory vote to approve the compensation of our named executive officers. The choices are annually, every two years or every three years. After careful consideration, the Board of Directors believes that it is appropriate and in the best interest of the Company for the Company's stockholders to cast an advisory vote on executive compensation every three years, for the following reasons:

  •
  A longer frequency is consistent with the Company's long-term compensation objectives;

  •
  The Board of Directors believes that executive compensation is best viewed over a multi-year period rather than any single year, given that a single year can be impacted by various factors, especially in times of volatile economic conditions; and

  •
  An advisory vote on executive compensation every three years reflects an appropriate timeframe for the Company and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation. This would provide the Board of Directors adequate time to develop and implement any adjustments to its executive compensation programs that may be appropriate and for stockholders to see and evaluate the Compensation Committee's actions in context.

        You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board of Directors' recommendation. The vote is advisory and not binding on the Company or the Board of Directors. The Compensation Committee will consider the outcome, along with other relevant factors, in recommending a voting frequency to the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"EVERY THREE YEARS" ON THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN THE FUTURE.

 BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of March 26, 2012: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially 5% or more of any class of the Company's voting securities; (2) each of the Company's executive officers, directors and director nominees; and (3) all of the Company's directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within sixty days of March 26, 2012. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	%
Executive Officers, Directors and Director Nominees:
John A. Kanas(1)	5,926,683	6.3
John Bohlsen(2)	2,902,655	3.1
Douglas J. Pauls(3)	395,096	*
Rajinder P. Singh(4)	2,039,489	2.2
Randy R. Melby(5)	32,733	*
Chinh E. Chu(6)	100	*
Ambassador Sue M. Cobb(7)	114,559	*
Eugene F. DeMark(8)	17,067	*
Richard S. LeFrak(9)	1,293,125	1.4
Wilbur L. Ross, Jr.(10)	13,721,231	14.6
Pierre Olivier Sarkozy(11)	100	*
Lance N. West(12)	100	*
Thomas M. O'Brien	—	*
All executive officers and directors as a group (12 persons)(13)	26,442,938	28.1
Greater than 5% Stockholders (Other than Executive Officers and Directors):
Investment funds affiliated with WL Ross & Co. LLC(13)	13,721,131	14.6
Investment funds affiliated with The Carlyle Group:
DBD Cayman Holdings, Ltd.(14)	7,568,158	8.1
TCG Holdings, L.L.C.(15)	6,152,973	6.5
Investment funds affiliated with Centerbridge Partners, L.P.(16)	10,767,704	11.5
Investment funds affiliated with The Blackstone Group(17)	8,305,337	8.8
T. Rowe Price Associates, Inc.(18)	6,334,200	6.7

(1)
Includes 474,155 restricted shares and 2,226,258 shares of common stock issuable upon the exercise of options that are currently exercisable or are exercisable within 60 days following March 26, 2012. Also includes 1,000,000 shares of common stock held by the Kanas 2011 Annuity Trust, which is a grantor retained annuity trust and 260,000 shares held by the John and Elaine Kanas

  Family Foundation. Mr. Kanas is the trustee of the Kanas 2011 Annuity Trust and a co-trustee of the John and Elaine Kanas Family Foundation. Mr. Kanas disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Kanas 2011 Annuity Trust and the John and Elaine Kanas Family Foundation is 32 Adelaide Ave., East Moriches, NY 11940.

(2)
Includes 242,346 restricted shares and 1,137,865 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 26, 2012. Also includes 780,425 shares of common stock held by the Bohlsen 2010 Annuity Trust, which is a grantor retained annuity trust. Mr. Bohlsen is the trustee of the Bohlsen 2010 Annuity Trust. Mr. Bohlsen disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Bohlsen 2010 Annuity Trust is 135 The Helm, East Islip, NY 11730.

(3)
Includes 38,635 restricted shares and 151,166 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 26, 2012. Also includes 15,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as a co-trustee. Mr. Pauls disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Way, Johns Island, SC 29455.

(4)
Includes 210,736 restricted shares and 989,448 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 26, 2012.

(5)
Includes 19,333 restricted shares and 9,733 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 26, 2012.

(6)
Does not include shares of common stock held by investment funds affiliated with The Blackstone Group. Mr. Chu is a member of our Board and is a Senior Managing Director of The Blackstone Group. Mr. Chu disclaims beneficial ownership of the shares held by investment funds affiliated with The Blackstone Group.

(7)
Includes 1,000 restricted shares. Also includes 39,745 shares of common stock held by the Cobb Family Twenty-Second Century Fund I and 17,034 shares of common stock held by the Cobb Family Foundation. Ambassador Cobb is a member of our Board and Ambassador Cobb is a voting director of the Cobb Family Foundation and a trustee of the Cobb Twenty-Second Century Fund. Ambassador Cobb disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein, if any. The address of each of the entities and persons identified in this note is c/o Cobb Partners Limited, 355 Alhambra Circle, Suite 1500, Coral Gables, FL 33134.

(8)
Includes 1,000 restricted shares.

(9)
Includes 1,000 restricted shares. Also includes 1,292,125 shares of common stock held by LF Moby LLC. LF Moby LLC is beneficially owned by Richard S. LeFrak and his sons Harrison T. LeFrak and James T. LeFrak via various LLCs and trusts. Richard LeFrak is a member of our Board. The address of each of the entities and persons identified in this note is c/o The LeFrak Organization, 40 West 57th Street, New York, NY 10019.

(10)
Includes 100 shares of common stock held by Mr. Ross, 12,440,575 shares of common stock held by WLR Recovery Fund IV, L.P., 49,962 shares of common stock held by WLR IV Parallel ESC, L.P., and 1,230,594 shares of common stock held by WLR/GS Master Co-Investment, L.P. (collectively, the "WL Ross Funds"). WLR Recovery Associates IV, LLC is the general partner of WLR Recovery Fund IV, L.P. Invesco WLR IV Recovery Associates, LLC is the general partner of WLR IV Parallel ESC, L.P. WLR Master Co-Investment GP, LLC, is the general partner of WLR/GS Master Co-Investment, L.P. Mr. Ross is a member of the investment committee of each WL

  Ross Fund's general partner, which has investment and voting control over the shares held or controlled by each of the WL Ross Funds. Mr. Ross disclaims beneficial ownership of such shares except for his pecuniary interest therein. Mr. Ross is a member of our Board and Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC. The address of each of the entities and persons identified in this note is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036.

(11)
Does not include shares of common stock held by investment funds affiliated with The Carlyle Group. Mr. Sarkozy is a member of our Board and is a Managing Director of The Carlyle Group. Mr. Sarkozy disclaims beneficial ownership of the shares held by investment funds affiliated with The Carlyle Group.

(12)
Does not include shares of common stock held by investment funds affiliated with Centerbridge Partners, L.P. Mr. West is a member of our Board and Mr. West is a Senior Managing Director of Centerbridge Partners, L.P. Mr. West disclaims beneficial ownership of the shares held by investment funds affiliated with Centerbridge Partners, L.P.

(13)
Includes shares beneficially owned by WL Ross & Co. LLC. See footnote 10 above.

(14)
Consists of 6,152,974 shares of common stock held by Carlyle Financial Services BU, L.P., 1,367,645 shares of common stock held by Carlyle Strategic Partners II, L.P., and 47,539 shares of common stock held by CSP II Coinvestment, L.P. (collectively, the "DBD Cayman Holdings Shares"). DBD Cayman Holdings, Ltd., or "DBD Cayman Holdings," is the sole shareholder of DBD Cayman, Ltd., or "DBD Cayman," which is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., or "TCGIH." TCGIH is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services BU, L.P. TCGIH is also the managing member of TC Group CSP II, LLC, which is the general partner of CSP II General Partner, LP, which is the general partner of Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. DBD Cayman Holdings is controlled by its ordinary members, William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein and all action relating to the investment and disposition of the DBD Cayman Holdings Shares requires their approval. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein each disclaim beneficial ownership of the DBD Cayman Holdings Shares. The address of each of the entities and persons identified in this note is c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004.

(15)
Consists of 5,791,067 shares of common stock held by Carlyle Partners V, L.P., 232,580 shares of common stock held by CP V Coinvestment A, L.P., 12,813 shares of common stock held by CP V Coinvestment B, L.P., and 116,513 shares of common stock held of record by Carlyle Partners V-A, L.P., referred to as the "TCG Holdings Shares." TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C., which is the sole managing member of TC Group V Managing GP, L.L.C., which is the sole general partner of TC Group V, L.P., which is the sole general partner of Carlyle Partners V, L.P, Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P and CP V Coinvestment B, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, consisting of William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, and all board action relating to the voting or disposition of the TCG Holdings Shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein each disclaim beneficial ownership of the TCG Holdings Shares. The address of each of the entities and persons identified in this note is c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004.

(16)
Consists of 9,182,791 shares of common stock held by Centerbridge Capital Partners, L.P., 339,205 shares of common stock held by Centerbridge Capital Partners Strategic, L.P., 15,114 shares of common stock Centerbridge Capital Partners SBS, L.P., 584,532 shares of common stock held by CB BU Investors, LLC., 338,413 shares of common stock held by CB BU Investors II, LLC and 307,649 shares of common stock held by CB BU Investors III, LLC (collectively, the "Centerbridge Funds"). Centerbridge Associates, L.P. is the general partner of each of such entities. Mr. West is a member of Centerbridge Associates, L.P., which has investment and voting control over the shares held or controlled by each of the Centerbridge Funds. Mr. West disclaims beneficial ownership of such shares. Mr. West is a member of our Board and Mr. West is a Senior Managing Director of Centerbridge Partners, L.P. The address of each of the entities and persons identified in this note is c/o Centerbridge Partners, L.P., 375 Park Avenue, 12th Floor, New York, NY 10152.

(17)
Consists of 6,313,634 shares of common stock held by Blackstone Capital Partners V L.P., 1,974,262 shares of common stock held by Blackstone Capital Partners V-AC, L.P., 11,031 shares of common stock held by Blackstone Family Investment Partnership V, L.P. and 6,410 shares of common stock held by Blackstone Participation Partnership V, L.P. Blackstone Management Associates V L.L.C. is the general partner of Blackstone Capital Partners V L.P. and Blackstone Capital Partners V-AC L.P. BCP V Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership V, L.P. and Blackstone Participation Partnership V, L.P. Mr. Chu is a member of Blackstone Management Associates V L.L.C., which has investment and voting control over the shares held or controlled by Blackstone Capital Partners V L.P. and Blackstone Capital Partners V-AC L.P., and Mr. Chu is a member of BCP V Side-by-Side GP L.L.C., which has investment and voting control over the shares held or controlled by Blackstone Family Investment Partnership V, L.P. and Blackstone Participation Partnership V, L.P. Mr. Chu disclaims beneficial ownership of such shares. Mr. Chu is a member of our Board and Mr. Chu is a Senior Managing Director of The Blackstone Group. The address of each of the entities and persons identified in this note is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154. Does not include 5,415,794 shares of the Company's Series A Nonvoting Convertible Preferred Stock. See "Certain Related Party Relationships—Blackstone Exchange Agreement" below.

(18)
Based upon the Schedule 13G dated as of December 31, 2011 filed with the SEC, T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 6,334,200 shares of common stock, of which such entity held sole investment power as to 6,334,200 shares and sole voting power as to 1,167,900 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

        Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by BankUnited with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by BankUnited to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. In addition, certain of our investors entered into Rebuttal of Control Agreements with the OTS in connection with their initial investments in us. The Rebuttal of Control Agreements limit the ability of these investors to conduct transactions with us or our affiliates. We have adopted a policy to assist these investors in complying with this aspect of their respective Rebuttal of Control Agreements.

        Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% stockholders of our Company and the immediate family members of these persons. The General Counsel of BankUnited, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer of the Company taking into account the size of the transaction and the financial position of the director, executive officer or related party, whether the transaction would impair an outside director's independence, the acceptability of the transaction to the Company's regulators and the potential violations of other Company policies. Our Related Party Transactions Policy is available on our website at http://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.

Blackstone Exchange Agreement

        On February 29, 2012, BankUnited, Inc. entered into an exchange agreement (the "Exchange Agreement") with funds affiliated with The Blackstone Group (collectively, the "Blackstone Funds") pursuant to which the Blackstone Funds exchanged (the "Blackstone Exchange") 5,415,794 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), held by the Blackstone Funds for 5,415,794 shares of a newly created series of preferred stock, par value $0.01 per share, of the Company designated "Series A Nonvoting Convertible Preferred Stock" (the "Series A Preferred Stock"). Other than the Blackstone Funds, no stockholder of the Company was issued shares of Series A Preferred Stock.

        As a result of the Blackstone Exchange, the Blackstone Funds' aggregate voting interest in the Company was reduced to approximately 9% of the total voting power of the Company. Including the 5,415,794 shares of Series A Preferred Stock in the aggregate issued to the Blackstone Funds in the Blackstone Exchange, the Blackstone Funds continue to collectively hold approximately 14.04% of the total equity of the Company.

  Terms of the Series A Preferred Stock

        The designation, preferences and rights of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation"), filed with the Secretary of State of the State of Delaware on February 29, 2012. The Board of Directors authorized a total of 5,416,000 shares of Series A Preferred Stock for issuance.

        The Series A Preferred Stock ranks on parity with the Common Stock with respect to dividends. If a cash dividend is declared on the Common Stock, holders of Series A Preferred Stock are entitled to receive the same per share cash dividend as the holders of Common Stock. The Series A Preferred Stock has a liquidation preference per share equal to the greater of (i) $0.01 and (ii) the amount that one share of Common Stock would receive in a liquidation event.

        Holders of Series A Preferred Stock do not have any voting rights other than the right to vote on (i) any amendment, alteration or repeal of provisions in the Company's governing documents that would adversely affect the rights or preferences of the Series A Preferred Stock and (ii) the consummation of a reorganization event where the Series A Preferred Stock is not converted or otherwise treated according to its terms.

        The Blackstone Funds can voluntarily convert, or the Company can request that the Blackstone Funds convert, shares of Series A Preferred Stock into Common Stock on a one-for-one basis as long as the Blackstone Funds collectively hold no more than 9.99% of the voting securities of the Company after giving effect to such conversion, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by the Blackstone Funds of Common Stock.

        If the Blackstone Funds transfer any shares of Series A Preferred Stock to a non-affiliate in a transfer permitted under the following paragraph, the transferred shares of Series A Preferred Stock will automatically convert into shares of Common Stock on a one-for-one basis in the hands of such non-affiliate.

        The Blackstone Funds cannot sell, transfer or otherwise dispose of any shares of Series A Preferred Stock except (i) to an affiliate of The Blackstone Group or to the Company, (ii) in a widespread public distribution of Common Stock or Series A Preferred Stock, (iii) in a transfer in which no transferee or group of transferees would receive 2% or more of any class of the Company's voting securities, or (iv) to a transferee that would control more than a majority of the Company's voting securities (not including voting securities such person is acquiring from the transferor).

        In the event of a merger or other transaction where holders of Common Stock have their shares converted into cash, securities or other property, the Series A Preferred Stock will automatically convert into the securities, cash or property that the holders of Common Stock would receive in such transaction, subject to certain limitations specified in the Certificate of Designation. If the Company makes an offer to repurchase, or a tender offer for, any shares of Common Stock, it must also make a similar offer to holders of the Series A Preferred Stock.

        The Series A Preferred Stock is not redeemable.

Registration Rights Agreement

        In connection with our initial public offering, BankUnited, Inc., the Sponsors, LF Moby LLC (which is beneficially owned by Mr. LeFrak and his sons), Mr. DeMark, Ambassador Cobb, Mr. Kanas, Mr. Bohlsen, Mr. Pauls, Mr. Singh and certain former members of BU Financial Holdings LLC (our parent company prior to the initial public offering) entered into a registration rights agreement, dated February 2, 2011. In connection with the Blackstone Exchange, on February 29, 2012, the Company and certain of the stockholders party thereto entered into an amendment to the Registration Rights Agreement in order to provide the Blackstone Funds with substantially the same rights under the

Registration Rights Agreement, as amended, with respect to the Series A Preferred Stock as the Blackstone Funds had with respect to the Common Stock (other than the right to list the Common Stock on a U.S. securities exchange).

        Pursuant to the registration rights agreement, Blackstone, Carlyle, Centerbridge and WL Ross will be provided with demand registration rights, which will be exercisable after expiration of certain lockup provisions applicable to them. The demand registration rights require us to register the shares of common stock beneficially owned by the demanding Sponsor with the SEC for sale by it to the public, provided that the value of the registrable securities proposed to be sold by such demanding Sponsor is at least the lesser of $50.0 million or the value of all registrable securities held by such Sponsor. The registration rights provisions also provide that we may be required under certain circumstances to file a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. We may postpone the filing of such a registration statement or suspend the effectiveness of any registration statement for a reasonable "blackout period" not in excess of 90 days if our Board determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of material, non-public information, the premature disclosure of which the Board reasonably determines in the exercise of its good faith judgment would not be in the best interests of the Company; provided that we shall not postpone the filing of a registration statement or suspend the effectiveness of any registration statement for more than 90 days in the aggregate in any 360-day period.

        In addition, pursuant to the registration rights provisions, in the event that we are registering additional shares of common stock for sale to the public, whether on our own behalf (except in connection with a registration on Form S-4 or Form S-8 or any successor or similar form or in a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement) or through a demand registration on behalf of a Sponsor (as described above), we are required to give notice of such registration to all parties to the registration rights agreement that hold registrable securities (which includes members of our management that hold shares of our common stock) of the intention to effect such a registration. Such notified persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration if we have received written requests for inclusion therein within prescribed time limits, subject to other provisions under the registration rights agreement.

        Pursuant to the registration rights agreement, each of (1) Mr. Kanas and certain funds affiliated with Blackstone, Carlyle, Centerbridge and WL Ross have separately agreed during the 18 months from the date of the final prospectus relating to our IPO and (2) our other executive officers have separately agreed during the 12 months from the date of the final prospectus relating to our IPO not to effect any sales pursuant to Rule 144 under the Securities Act of any of our equity securities.

Amended and Restated Director Nomination Agreement

        In January 2011, we entered into the Director Nomination Agreement with John A. Kanas and certain funds affiliated with our Sponsors. The Director Nomination Agreement provides for the rights of our Sponsors and Mr. Kanas to nominate individuals to our Board of Directors. Pursuant to the agreement, the Sponsors and Mr. Kanas have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the Sponsors and Mr. Kanas as follows:

  •
  so long as Blackstone owns at least 40% of the common stock owned by Blackstone (inclusive of shares of common stock issuable upon conversion of all shares of Preferred Stock) immediately prior to the consummation of the IPO, one individual nominated by Blackstone;

  •
  so long as Carlyle owns at least 40% of the common stock owned by Carlyle immediately prior to the consummation of the IPO, one individual nominated by Carlyle;

  •
  so long as WL Ross owns at least 40% of the common stock owned by WL Ross immediately prior to the consummation of the IPO, one individual nominated by WL Ross;

  •
  so long as Centerbridge owns at least 40% of the common stock owned by Centerbridge immediately prior to the consummation of the IPO, one individual nominated by Centerbridge; and

  •
  so long as Mr. Kanas is our Chief Executive Officer, two individuals (one of which will be Mr. Kanas) nominated by Mr. Kanas.

        In addition, each of Blackstone, Carlyle, WL Ross and Centerbridge has the right to appoint one non-voting observer to attend all meetings of our Board until such time as such Sponsor ceases to own 5% of our outstanding common stock inclusive of shares of our common stock issuable upon conversion of all shares of Preferred Stock.

        In connection with the Blackstone Exchange, on February 29, 2012, the Company and the shareholders party thereto amended and restated the Director Nomination Agreement in order to provide for the recognition of the Series A Preferred Stock held by the Blackstone Funds with respect to certain ownership thresholds for the existence of the rights provided by such agreement.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        In order to submit stockholder proposals for the 2013 annual meeting of stockholders for inclusion in the Company's Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 6, 2012.

        The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Proxy Statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2013 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 9, 2013, and no later than February 8, 2013. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

        Other than the four proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

YOUR VOTE IS IMPORTANT! you can vote in one of three ways: 1. Call toll free 1-877-826-4022 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/bku and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY BANKUNITED, INC. ANNUAL MEETING OF STOCKHOLDERS May 9, 2012 10:00 a.m., EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John A. Kanas and John Bohlsen, or each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of BankUnited, Inc., held of record by the undersigned on March 26, 2012, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 10:00 a.m., EDT, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, 38th floor, New York, NY 10036, on May 9, 2012. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR” Proposals 1, 2 and 3 and “THREE YEARS” for Proposal 4 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE BANKUNITED, INC. — ANNUAL MEETING, MAY 9, 2012 6968

PLEASE MARK VOTES AS IN THIS EXAMPLE X IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW Your vote is important! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., EDT, May 9, 2012. It is not necessary to return this proxy if you vote by telephone or internet. FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., EDT, May 9, 2012: 1-877-826-4022 Vote by Internet anytime prior to 3 a.m., EDT, May 9, 2012 go to http://www.rtcoproxy.com/bku Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. REVOCABLE PROXY Annual Meeting of Stockholders MAY 9, 2012 With- For All For hold Except 2. To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm. 3. Advisory vote on executive compensation of the Company’s named executive officers. 4. Advisory vote on the frequency of holding future advisory votes on executive compensation. 5. To consider such other business as may properly come before the annual meeting. The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3 and every THREE YEARS for Proposal 4. Mark here if you plan to attend the meeting Mark here for address change and note change By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and stockholder communications electronically via the Internet at a website that will be disclosed to me. I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, New Jersey 07016, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility. For Against Abstain 1. Election of Directors: To elect ten directors to an annual term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: 01 – John Bohlsen 02 – Chinh E. Chu 03 – Ambassador Sue M. Cobb 04 – Eugene F. DeMark 05 – John A. Kanas 06 – Richard S. LeFrak 07 – Thomas M. O’Brien 08 – Wilbur L. Ross, Jr. 09 – Pierre Olivier Sarkozy 10 – Lance N. West For Against Abstain Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. 1 Year 2 Years 3 Years Abstain